CONSENT OF INDEPENDENT AUDITORS

                                                                    Exhibit 23.2

     We consent to the use of our report dated February 7, 1997, with respect to the combined financial statements as of and for the year ended December 31, 1996, of S.G. Torrey, Atlanta, Ltd. and Affiliates, included by reference in D.R. Horton, Inc.'s Report on Form 8-K, dated June 5, 1998, filed with the Securities and Exchange Commission.

         Form S-3          Registration No. 333-27521

         Form S-8          Registration No. 33-48874
                           Registration No. 33-83162
                           Registration No. 333-3570
                           Registration No. 333-3572
                           Registration No. 333-47767
                           Registration No. 333-51473



Rome, Georgia
June 4, 1998                    Whittington, McLemore, Land, Davis & White, P.C.